US_ACTIVE-175944529.6 November 12, 2023 Via Email Marla Beck Re: Offer Letter As Interim CEO of The Beauty Health Company Dear Ms. Beck: We are pleased to extend you an offer of employment with The Beauty Health Company (the “Company”) as its interim Chief Executive Officer under the terms provided in this offer letter. The term of your employment as interim CEO shall be six (6) months (the “Term”), commencing on November 20, 2023 (the “Start Date”), subject to paragraph 1 below. If at the end of the Term the Parties desire to extend the Term, they will do so pursuant to written addendum to this offer letter or through a separate document. The terms and conditions of your employment as interim CEO are set forth below: 1. “At-will” Employment. During the Term, your employment will be on an “at-will basis”, meaning that either you or the Company may terminate the employment relationship at any time, with or without notice, for any reason during the Term; provided, however, that if the Company elects to end your employment relationship the Board will provide you one (1) month’s advance written notice (such period, the “Notice Period”). 2. Base Salary. During the Term, the Company shall pay you $200,000.00 per month of service (such amount, the “Monthly Amount”), minus applicable payroll withholdings, payable in substantially equal biweekly installments pursuant to the Company’s standard payroll practices; provided, however, that you will be paid (x) for a minimum of four (4) months in the aggregate even if the Term ends earlier than four (4) months; and provided, further, that for the avoidance of doubt you will be paid an additional Monthly Amount during the Notice Period if the Notice Period commences after the fourth month following the commencement of the Term. 3. Restricted Stock Grant. Within ten (10) business days following you signing this offer letter, you will be granted Restricted Stock Units (“RSUs”) equivalent to a value of $500,000 pursuant to the Company’s 2021 Incentive Award Plan, as amended and/or restated from time to time (the “Plan”). The number of shares of Company common stock subject to the RSUs shall equal $500,000 divided by the closing share price of the Company common stock as listed on the NASDAQ on November 20, 2023, the date of the RSU grant. The RSUs shall vest over the Term, (on a pro rata, monthly basis) except that, should the Company terminate you prior to the expiration of the Term, all then un-vested RSUs shall immediately vest at the time of termination. Additionally and notwithstanding the foregoing, (i) if you incur a termination of service due to (x) your death or disability, or (y) your resignation for Good Reason, then the RSUs will vest in full (to the extent then-unvested) upon the termination date, or (ii) if a Change in Control (as defined in the Plan) is consummated, then the RSUs will vest in full (to the extent then-unvested) immediately prior to the consummation of such Change in Control. For purposes of this offer letter, the RSU agreement and all benefit plans and arrangements you benefit from, “Good Reason” shall be as defined in Annex 1 attached in place of any conflicting definition. The RSUs will be

Offer of Employment - 2 - US_ACTIVE-175944529.6 granted under and subject to the terms of the Plan and an RSU award agreement, in substantially the form attached hereto in Annex 2. Any withholding obligations related to the RSUs shall be net settled from shares of Company common stock to be issued under the RSUs. 4. Transaction Bonus. In the event a Change in Control is consummated prior to the expiration of the Term, or within thirty (30) days after the expiration of the Term, the Company shall pay you a lump sum cash bonus equal to $400,000, less applicable withholdings, payable upon or at your sole election within ten (10) days following the consummation of such Change in Control. 5. Employment. You will be appointed as and will serve as interim Chief Executive Officer (“CEO”) of the Company during the Term. You agree to perform such regular and customary duties as may be assigned from time to time by the Board of Directors of the Company (the “Board”). You agree to devote substantially all of your business time and attention and commercially reasonable efforts to the performance of your duties and responsibilities as CEO during the Term; provided, however, that the foregoing will not restrict you from continuing any existing board and advisory roles you are engaged in as of immediately prior to the Start Date or your service and any other board service that you receive prior approval of the Board to undertake during the Term, so long as such roles do not individually or in the aggregate prevent you from devoting substantially all of your business time and attention to the Company (any and all such roles, collectively, the “Covered Roles”). Regardless of your employment by and service with the Company, you shall continue to serve on the Board during the Term and your separate term as a member of the Board. You shall have such responsibilities, power and authority as are customarily associated with the positions of president and chief executive officer in public companies, subject to the delegation of authority guidelines established by the Board from time to time and shall report solely and directly to the Board. Your position is remote and you will based in Bethesda, Maryland during the Term, but will engage in reasonable business travel during the Term as you determine appropriate consistent with the needs of the business. 6. Other Activities. You will not, without the prior written approval of the Board, engage in any other business activity or investment opportunity which is or may be competitive with the business of the Company or its affiliates, or which, individually or in the aggregate, would materially interfere or conflict with the performance of your duties, services, and responsibilities hereunder, or which is in violation of applicable employee policies established from time to time by the Company, it being agreed that your service in connection with the Covered Roles will not give rise to any violation of this Section 6. 7. No Violation of Other Agreements. You represent that, to the best of your knowledge, the entrance into this offer letter and the performance of all the terms of your employment with the Company does not and will not breach any contract to which you are bound or any legal obligation you might have to any other employer or former employer, including: (i) Not to compete or to interfere with the business of a former employer; or (ii) Not to solicit employees, customers or vendors of any former employer.

Offer of Employment - 3 - US_ACTIVE-175944529.6 8. Benefits. You will be entitled to all benefits available to other executives of the Company, including without limitation: health, dental, vision coverage, short and long-term disability, and life insurance, and the Company’s Executive Severance Plan (as a Tier 1 participant (as defined therein); provided, however, that for you, “Good Reason” under the Executive Severance Plan shall mean “Good Reason” as defined in Annex 1), subject to the terms and conditions of such plans and programs. Notwithstanding the foregoing, the Company, in its sole discretion, may at any time amend, modify, or terminate such benefit plans and programs, subject to the terms and conditions of such plans and programs and applicable federal, state, or local law; provided, however, that the Company shall provide benefit plans and programs that are, in the reasonable discretion of the Company, consistent with market practice and in no case shall the Company treat you in a discriminatory fashion vis-à-vis the treatment of other executive officers with respect to benefit plan entitlement, amendment, modification, and termination. During the Term, you shall participate in the Company’s Permissive Paid Time Off program, entitled to such holidays as are established by the Company for all employees and otherwise be eligible for paid time off as determined in the discretion of the Chairman of the Board. 9. Reimbursements. You will be promptly reimbursed for all reasonable business expenses incurred by you in the performance of your duties for the Company, including all reasonable travel (inclusive of, but not limited to, business or first class flights and accommodations of your selection and inclusive of car service for all business-related transportation) and living expenses when away from home in the service of the Company. Additionally, you will be reimbursed for the fees and expenses of your legal counsel incurred in connection with the negotiation and execution of this offer letter and the award of the RSUs or at your request the Company will pay such fees directly. Reimbursement or payment of such legal counsel fees as described in the preceding sentence will in any case be made within thirty-five (35) days of your Start Date. 10. Indemnification. To the fullest extent permitted by law and the Certificate of Incorporation, By-laws or resolutions of the Company in effect from time to time, in your role as CEO (and your role as a member of the Board) you are and will be entitled to indemnification by the Company to the same extent as other similarly-situated executive officers or directors (as applicable) of the Company. In addition, the Company will at all times ensure that you are provided coverage under the directors and officers liability insurance policy, if any, maintained by the Company for the benefit of the members of the Board and officers of the Company to the same extent as such coverage is provided to members of the Board and any other executive officers of the Company. Subject to applicable law and the terms and conditions of such indemnification provisions and policy, such provisions and policy shall continue to apply after your termination of employment with the Company with respect to you service to the Company prior to such termination of employment to the same extent, and on the same basis, as for other former members of the Board and any other executive officers, with such provisions and policy additionally to apply to you for so long as you remain a member of the Board. The Company’s form of indemnification agreement is attached to this offer letter as Annex 3. 11. Company Policies. You must adhere to all Company policies (other than as modified or varied by this offer letter), which may be changed by the Company at any time in its sole discretion upon reasonable advanced written notice to you from the Board; provided, however, that such notice requirement will not apply to policy changes implemented by you or by the Company’s HR

Offer of Employment - 4 - US_ACTIVE-175944529.6 team at your direction during the Term. Failure to comply with the Company’s policies (subject to the terms of this offer letter as may modify such policies) may result in discipline, up to and including immediate termination of employment, subject in any case to the Company’s commitments referenced elsewhere in this offer letter. 12. Company Property. Should your employment with the Company end without you then continuing as a member of the Board, you will arrange with the Company’s CFO (or another designee of the Board) for the return to the Company all Company documents (and all copies thereof) and other Company property within your possession, custody or control, including, but not limited to, Company passwords, social media accounts, files, notes, correspondence, memoranda, specifications, drawings, records, plans, forecasts, compilations of data, operational and financial information, research and development information, sales and marketing information, personnel information, computer-recorded information, tangible property (including, but not limited to, computers, phones, and tablets/iPads), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions). Notwithstanding the foregoing or anything otherwise to the contrary, you will in any case be entitled to retain such documents and materials as may be in your possession during such time as you remain a member of the Board or retain in accordance with retention practices applicable to other departed Board members following your cessation of Board service, so long as in any case you maintain the confidentiality of such documents and materials. 13. Non-Competition Covenants. During the Term and for a period of months equal to your number of months of service during the Term (and in any event, not to exceed six (6) months in the aggregate) immediately following the Term, or your separation from employment, whichever occurs first (the “Restricted Period”), you agree not, directly or indirectly, for you own benefit or for the benefit of any other individual or entity other than the Company, to: (i) operate, conduct, or engage in, or prepare to operate, conduct, or engage in any business that produces or sells aesthetic beauty equipment (the “ABE Business”); (ii) own, finance, or invest in (except as the holder of not more than one percent (1%) of the outstanding stock of a publicly-held company) any ABE Business, or (iii) participate in, render services to, or assist any person or entity in the ABE Business. In exchange for your agreement to the provisions of this Section 13 and Sections 14 and 15, below, the Company will pay to you a cash payment of $100,000 per month, with such payments commencing immediately following the Term, or your separation from employment, whichever occurs first, minus applicable payroll withholdings, payable in substantially equal biweekly installments pursuant to the Company’s standard payroll practices as if you remained a W-2 employee during the entirety of the Restricted Period. 14. Non-Solicitation of Company Personnel. During the Restricted Period, you will not, directly or indirectly (i) solicit or attempt to solicit for employment or hire any Company employee or other representative of the Company in any capacity; (ii) entice or induce any employee or other representative of the Company to leave his or her or their employment with the Company to join any other enterprise with which you are affiliated; or (iii) otherwise negatively interfere with the Company’s relationship with any employee or other representative of the Company, excluding in all cases any and all personnel-related decisions and actions either taken at your direction, made by you, or made with your approval as part of work as CEO.

Offer of Employment - 5 - US_ACTIVE-175944529.6 15. Non-Solicitation of Company Customers. During the Restricted Period, you will not, directly or indirectly: (i) solicit business from, or offer to provide, aesthetic beauty equipment and products used in such equipment provided by the Company or that are otherwise directly competitive with the Company’s aesthetic beauty equipment to any customer of the Company; (ii) cause or encourage any customer of the Company to reduce or cease doing aesthetic beauty equipment business with the Company, or (iii) otherwise negatively interfere with the Company’s relationships with any customer of the Company’s ABE Business. 16. Section 280G. In the event that any compensation, payment, award, benefit or distribution (or any acceleration of any compensation, payment, award, benefit or distribution) by the Company to you or for your benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code” and such compensation, payments, awards, benefits and distributions collectively, the “Parachute Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax is hereinafter referred to as the “Excise Tax”), then you shall be entitled to receive an additional payment (a “Make Whole Payment”) in an amount equal to the amount necessary such that the net amount of the Make Whole Payment retained by you, after deduction of any federal, state and local income taxes, employment tax and Excise Tax upon the payment provided by this Section, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Excise Tax imposed on the Parachute Payments. By accepting this offer, you confirm that you are able to accept this job and carry out the work involved. This offer letter (together with the RSU agreement and the Plan and your indemnification agreement) constitutes the Company’s entire offer regarding the initial terms and conditions of your employment with the Company. It supersedes any prior agreements, or other promises or statements (whether oral or written) regarding the offered terms of employment. For purposes of clarity, nothing expressed or implied in this offer letter modifies, reduces, or otherwise negatively impacts any of your rights or benefits under any and all agreements or arrangements relating to your role as a member of the Board, including, without limitation, your existing (i) 587 RSUs granted to you on June 6, 2022, (ii) 9,933 RSUs granted to you on June 28, 2022, and (iii) 16,357 RSUs granted to you on June 14, 2023, in each case issued pursuant to the Company’s 2021 Incentive Award Plan and the Company’s Non-Employee Director Compensation Program. *****

Offer of Employment - 6 - US_ACTIVE-175944529.6 We are excited at the prospect of you joining our team. If you have any questions about the above details, please call me immediately. If you wish to accept this position, please sign below and return this offer letter to me within five (5) calendar days. This offer is open for you to accept until November 13, 2023, at which time it will be deemed to be withdrawn (if it has not been accepted). Sincerely, Beauty Health Company By: _______________________ Printed Name: Michael Monahan Title: Chief Financial Officer ACCEPTANCE I, Marla Beck, hereby accept the terms and conditions of this offer letter of employment. _______________________ November 13, 2023 Signature Date /s/ Michael Monahan /s/ Marla Beck

US_ACTIVE-175944529.6 ANNEX 1 Good Reason definitions “Good Reason” means, with respect to the Executive and without the Executive’s written consent, the occurrence of any one or more of the following events: a. A material reduction in Executive’s compensation as set forth in the offer letter. b. the relocation of Executive’s principal place of employment to a location that is greater than twenty-five (25) miles from the Executive’s principal location as of immediately prior to the Start Date if that relocation increases Executive’s commute by twenty-five (25) miles or more. c. A material reduction in Executive’s title, duties or responsibilities as contemplated by the offer letter (other than during a prolonged period of physical or mental incapacity). For the avoidance of doubt and notwithstanding anything to the contrary above or in the offer letter, the Company’s hiring of an individual in the role of Chief Executive Officer (or similar role) of the Company other than the Executive (a “CEO Hiring”) automatically will deemed to satisfy prong (c) of the “Good Reason” definition. Notwithstanding the foregoing, Executive will not be deemed to have resigned for Good Reason (other than in the case of a CEO Hiring, which will be automatic) unless (1) Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following the Company’s receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than sixty (60) days after the expiration of such cure period.

US_ACTIVE-175944529.6 ANNEX 2 RSU Agreement (see the attachment)

US_ACTIVE-176031792.1 THE BEAUTY HEALTH COMPANY 2021 INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT GRANT NOTICE The Beauty Health Company, a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of The Beauty Health Company 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan. Participant: Marla Beck Grant Date: November 20, 2023 Number of RSUs: $500,000 divided by the closing price of the Company common stock as listed on the NASDAQ on the Grant Date Vesting Commencement Date: November 20, 2023 Vesting Schedule: 16.667% of the RSUs will vest on each monthly anniversary of the Vesting Commencement Date, subject to Participant’s continued status as a Service Provider through the applicable vesting date. Notwithstanding the foregoing, (i) if Participant incurs a Termination of Service due to (x) Participant’s death or Disability, (y) the Company’s termination of Participant, or (z) Participant’s resignation for Good Reason, then subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution and non-revocation of a release of claims in a form prescribed by the Company (a “Release”) that becomes effective and irrevocable no later than sixty (60) days following such Termination of Service (the date such Release becomes effective and irrevocable, the “Release Effective Date”), the RSUs will vest in full (to the extent then-unvested) upon the Release Effective Date (and shall remain outstanding and eligible to vest through the Release Effective Date and shall automatically be forfeited if the Release does not become effective and irrevocable on or prior to the sixtieth (60th) day following such termination), or (ii) if a Change in Control is consummated, then the RSUs will vest in full (to the extent then-unvested) immediately prior to the consummation of such Change in Control. For purposes of the Grant Notice, “Good Reason” shall be as defined in Participant’s offer letter with the Company, executed and delivered as of November 13, 2023. By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan,

2 this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. THE BEAUTY HEALTH COMPANY PARTICIPANT By: Name: Marla Beck Title:

Exhibit A 1 US_ACTIVE-176031792.1 RESTRICTED STOCK UNIT AGREEMENT Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan. ARTICLE I. GENERAL 1.1 Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested. 1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, unless it is expressly specified in in this Agreement or the Grant Notice that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in this Agreement which provides supplemental or additional terms not inconsistent with the Plan. 1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets. ARTICLE II. VESTING; FORFEITURE AND SETTLEMENT 2.1 Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Except as otherwise set forth in the Grant Notice, the Plan or this Agreement, and unless the Administrator otherwise determines, in the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service, if any). 2.2 Settlement. (a) RSUs that vest will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than sixty (60) days following the date on which the applicable RSU vests (or, in the case of any accelerated vesting that occurs on the Release Effective Date pursuant to the Grant Notice, no later than sixty (60) days following the date on which the applicable Termination of Service occurs). (b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law or an applicable provision of the Plan until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

2 US_ACTIVE-176031792.1 ARTICLE III. TAXATION AND TAX WITHHOLDING 3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. 3.2 Tax Withholding. (a) The Company will in all cases withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award (including the RSUs) in satisfaction of any and all applicable withholding tax obligations, in accordance with the Plan. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income, in accordance with Section 9.5 of the Plan. (b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability. (c) For the avoidance of doubt, any income from the vesting (taking into account any accelerated vesting) and/or settlement of the RSUs while Participant is an employee of the Company (or, in the case of any accelerated vesting that occurs on the Release Effective Date pursuant to the Grant Notice, any income from the vesting and/or settlement of the RSUs during the sixty (60) days following the date on which Participant’s applicable Termination of Service occurs) will be reported by the Company on Participant’s applicable Form W-2 and any withholding obligations related to such RSUs will be net settled in accordance with Section 3.2(a) above. ARTICLE IV. OTHER PROVISIONS 4.1 Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. 4.2 Clawback. The RSUs and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. 4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or,

3 US_ACTIVE-176031792.1 if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation. 4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 4.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. 4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 4.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule. 4.8 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. 4.9 Severability. If any portion of the Grant Notice or this Agreement or any action taken under the Grant Notice or this Agreement, in any case is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Grant Notice and/or this Agreement (as applicable), and the Grant Notice and/or this Agreement (as applicable) will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void. 4.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement. 4.11 Not a Contract of Employment or Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for

4 US_ACTIVE-176031792.1 any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant. 4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument. 4.13 Governing Law. The Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. * * * * *

US_ACTIVE-175944529.6 ANNEX 3 Indemnification Agreement (see the attachment)

US_ACTIVE-176022694.3 INDEMNIFICATION AGREEMENT This Indemnification Agreement ("Agreement"), dated as of November 13, 2023 is by and between The Beauty Health Company, Inc., a Delaware corporation (the "Company") and Marla Beck (the "Indemnitee"). WHEREAS, the (x) the Indemnitee is and has been a member of the Company’s Board (defined below) since June 6, 2022 (the “Director Role Date”); and (y) Company expects Indemnitee to join the Company as an Officer on or about November 20. 2023; WHEREAS, the board of directors of the Company (the "Board") has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's service as a director and/or officer of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's certificate of incorporation or bylaws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f) below) to, Indemnitee as set forth in this Agreement and for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies. NOW, THEREFORE, in consideration of the foregoing and the Indemnitee's agreement to provide services to the Company, the parties agree as follows: 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings: (a) "Beneficial Owner" has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (b) "Change in Control" means the occurrence after the date of this Agreement of any of the following events: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the Company's then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors; (ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction; (iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the

US_ACTIVE-176022694.3 beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. (c) "Claim" means: (i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or (ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism. (d) "Delaware Court" shall have the meaning ascribed to it in Section 8(e) below. (e) "Disinterested Director" means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee. (f) "Expenses" means any and all expenses, including attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. (g) "Expense Advance" means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 3 or Section 4 hereof. (h) "Indemnifiable Event" means any event or occurrence, whether occurring on or after the date of this Agreement or on or after the Director Role Date, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, "Enterprise") or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement). (i) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar

US_ACTIVE-176022694.3 agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. (j) "Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. (k) "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act. (l) "Standard of Conduct Determination" shall have the meaning ascribed to it in Section 8(b) below. (m) "Voting Securities" means any securities of the Company that vote generally in the election of directors. 2. Indemnification. Subject to Section 8 and Section 9 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness. 3. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 20 days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information that is privileged or otherwise protected from disclosure. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. Notwithstanding anything to the contrary contained herein, in the event that it is ultimately determined that Indemnitee is not to be entitled to indemnification, then all amounts advanced under this Section 3 shall be repaid, unless the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish its right to indemnification, Indemnitee is entitled to indemnity for such expenses. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith. 4. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify Indemnitee against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 3, any Expenses actually and

US_ACTIVE-176022694.3 reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 4 shall be repaid, unless the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish its right to indemnification, Indemnitee is entitled to indemnity for such expenses. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith. 5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. 6. Notification and Defense of Claims. (a) Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company's ability to participate in the defense of such claim was materially and adversely affected by such failure, except that the Company shall not be liable to indemnify Indemnitee under this Agreement with respect to any judicial award in a Claim related to an Indemnifiable Event if the Company was not given a reasonable and timely opportunity to participate at its expense in the defense of such action. If at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company. (b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel or (iv) the Company

US_ACTIVE-176022694.3 shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company. 7. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided if it is privileged or otherwise protected from disclosure. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8 below. 8. Determination of Right to Indemnification. (a) Mandatory Indemnification; Indemnification as a Witness. (i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 2 to the fullest extent allowable by law. (ii) To the extent that Indemnitee's involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law. (b) Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a "Standard of Conduct Determination") shall be made as follows: (i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 20 days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

US_ACTIVE-176022694.3 (c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the "Notification Date") and (A) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30 day period may be extended for a reasonable time, not to exceed an additional thirty 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim. (d) Payment of Indemnification. If, in regard to any Losses: (i) Indemnitee shall be entitled to indemnification pursuant to Section 8(a); (ii) no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or (iii) Indemnitee has been determined or deemed pursuant to Section 8(b) or Section 8(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within 10 days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses. (e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within 10 days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard

US_ACTIVE-176022694.3 of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware ("Delaware Court") to resolve any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b). (f) Presumptions and Defenses. (i) Indemnitee's Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct. (ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder. (iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted. (iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim

US_ACTIVE-176022694.3 related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company. 9. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to: (a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except: (i) proceedings referenced in Section 4 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or (ii) where the Company has joined in or the Board has consented to the initiation of such proceedings. (b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law. (c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute. (d) indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of (i) any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) and (ii) any amounts required to be repaid under the Company’s Clawback Policy. 10. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company's prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee's prior written consent. 11. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

US_ACTIVE-176022694.3 12. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. 13. Liability Insurance. For the duration of Indemnitee's service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. In all policies of directors' and officers' liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials. 14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder. 15. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. 16. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof. 17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

US_ACTIVE-176022694.3 18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. 19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or send prepaid by recognized overnight courier (such as FedEx, UPS or DHL): (a) if to Indemnitee, to the address set forth on the signature page hereto or in the Company’s then current HR records, with copies, which will not constitute notice) to Goodwin Procter LLP Attn each of: Geoff Willard - and - Grace Wirth 1900 N Street, NW – 10th Fl Washington, DC 20036 (b) if to the Company, to: The Beauty Health Company Attn: Paul Bokota 2165 Spring Street Long Beach, California Attention: General Counsel Email: pbokota@hydrafacial.com Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after transmission via recognized overnight courier. 20. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. 21. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof. 22. Counterparts. This Agreement may be executed ad delivered in one or more counterparts (including PDF, DocuSign or other electronic counterparts), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. [SIGNATURE PAGE FOLLOWS]

US_ACTIVE-176022694.3 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. THE BEAUTY HEALTH COMPANY By: Name: Title: INDEMNITEE By: Name: Marla Beck Address: (on file with the Company’s HR department) Signature Page to Indemnification Agreement /s/ Michael Monahan Michael Monahan Chief Financial Officer /s/ Marla Beck